UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 25, 2005

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure, Election, or Appointment of Directors or Officers

        On February 25, 2005, the Board of Directors of Hecla Mining Company (the “Company”) appointed George R. Nethercutt, Jr. to its Board of Directors to fill the vacancy created by the resignation of Joe Coors, Jr., who resigned from the Board of Directors on February 4, 2005. Mr. Nethercutt was not appointed to any committees of the Board of Directors. There were no arrangements or understandings under which Mr. Nethercutt was appointed. Mr. Nethercutt was appointed based on his international, governmental and legal experience and his support of natural resource industries. There have been no, there are not, and there are not proposed to be any related party transactions between Mr. Nethercutt and the Company. A News Release announcing Mr. Nethercutt’s appointment is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or By-Laws

        On, and effective as of February 25, 2005, the Board of Directors of the Company amended the Company’s By-Laws to delete Section 7 (C) and to amend Section 7 (D) (which will now become Section 7 (C)) of Article III. Section 7(C) described the duties of the Finance Committee. The Finance Committee was one of the standing committees of the Company. The Company will no longer have a Finance Committee of the Board of Directors. The Board of Directors as a whole or the Executive Committee of the Board of Directors will now take on the duties that were previously undertaken by the Finance Committee.

        The Board of Directors amended Section 7 (D) (which will now be Section 7 (C)) of Article III, to change the name of the Directors Nominating Committee to the Corporate Governance and Directors Nominating Committee and to add additional duties that such Committee adopted in May 2004. Section 7 (D) of Article III has been amended in its entirety to read as follows:

(C)	There shall be a Corporate Governance and Directors Nominating Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The Corporate Governance and Directors Nominating Committee shall consist of not less than three nor more than five members, the majority of whom shall not be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairman from among the members of the Corporate Governance and Directors Nominating Committee and a Secretary who may, but need not, be a member of the Corporate Governance and Directors Nominating Committee or of the Board of Directors. The Corporate Governance and Directors Nominating Committee shall develop general criteria for selection of directors and officers of the Corporation. It shall aid the Board in identifying and attracting qualified candidates to stand for election to such positions. The Committee shall recommend to the Board a slate of nominees to be proposed for election as directors by the shareholders at the next annual meeting of shareholders. The Corporate Governance and Directors Nominating Committee shall also develop and recommend to the Board corporate governance issues and practices and monitor corporate compliance with any corporate governance policies and practices.

        The full text of the By-Laws, as amended, will be filed as an Exhibit to the Company’s Form 10-K to be filed in March 2005.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	News Release dated February 25, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ John N. Galbavy

Name: John N. Galbavy Title: Corporate Counsel & Assistant Secretary

Dated:   March 2, 2005

EXHIBIT INDEX

Exhibit No.	Title

99.1	Hecla Mining Company News Release dated February 25, 2005